Contact:	Brian Beades
212-810-5596
ahr-info@blackrock.com

Anthracite Capital Reports Operating Earnings of $0.37 Per Share
and Book Value of $10.87 Per Share

New York - May 15, 2008 - Anthracite Capital, Inc. (NYSE:AHR) (the “Company” or “Anthracite”) today reported net income available to common stockholders for the first quarter of 2008 of $0.79 per share, compared to $0.41 per share for the same three-month period in 2007. (All currency amounts discussed herein are in thousands, except share and per share amounts. All per share information is presented on a diluted basis.)

Operating Earnings (defined below) for the first quarters of 2008 and 2007 were $0.37 and $0.32 per share, respectively. Table 1, provided below, reconciles Operating Earnings per share to diluted net income per share available to common stockholders.

Based on the $0.30 per share dividend paid on April 30, 2008, and the May 14, 2008 closing price of $8.15, Anthracite’s annualized dividend yield is 14.7%.

Chris Milner, Chief Executive Officer of the Company, stated, “The credit markets reached new lows in March; however, April and early May have shown signs of stabilization, if not modest improvement. Notwithstanding this, our primary focus remains liquidity and capital preservation. Our successful capital raising activities have allowed for selective investments through the credit crisis which contributed to strong operating performance in the first quarter.”

Adoption of SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“FAS 159”)

The Company adopted FAS 159 as of January 1, 2008. FAS 159 permits entities to elect to measure eligible financial instruments at fair value and recognize unrealized gains and losses related to these instruments in net income or loss. The Company elected to apply the fair value option to the following financial assets and liabilities existing as of January 1, 2008:

(1)	All securities which were previously accounted for as available-for-sale;
(2)	Investments in equity of subsidiary trusts;
(3)	All unsecured long-term liabilities, consisting of all senior unsecured notes, convertible senior notes, junior unsecured notes and junior subordinated notes; and
(4)	All collateralized debt obligation (“CDO”) liabilities and related interest rate swaps.

As a result, the Company recorded a cumulative adjustment on January 1, 2008 increasing stockholders' equity $350,623, or $5.41 per share. In the first quarter of 2008, the Company recorded income of $72,974 relating to the change in the value of these assets and liabilities in accordance with FAS 159. Below is a summary of the components of the gain recorded for the three months ended March 31, 2008.

For the three months ended March 31, 2008
Realized loss on securities held-for-trading	$(3,041)
Unrealized loss on securities held-for-trading	(369,780)
Unrealized gain on liabilities and related swaps	445,795
Net realized and unrealized gain	$72,974

Book Value and Net Asset Value

The chart below is a comparison of book value and net asset value per share at March 31, 2008 and December 31, 2007.

	3/31/2008	12/31/2007
Total Stockholders' Equity	$848,334	$451,371
Less:
Series C Preferred Stock Liquidation Value	(57,500)	(57,500)
Series D Preferred Stock Liquidation Value	(86,250)	(86,250)
Common Equity	$704,584	$307,621
FAS 159 transition adjustment as of January 1, 2008		350,623
December 31, 2007 Common Equity, post-FAS 159		$658,244
Common Shares Outstanding	64,791,761	63,263,998
Book Value per Share, pre-FAS 159		$4.86
Book Value per Share, post-FAS 159	$10.87	$10.41

The chart below is a summary of the components of the FAS 159 transition adjustment as of January 1, 2008.

January 1, 2008 mark-to-market adjustments for:
Senior unsecured notes	$48,027
Convertible senior notes	9,814
Junior unsecured notes	28,269
Junior subordinated notes	74,823
CDO debt	224,827
Liability issuance costs	(35,137)
FAS 159 transition adjustment	$350,623

Liquidity
The dislocation in global credit markets has significantly reduced activity in the commercial real estate debt sector and caused the value of credit sensitive assets to decline. In reaction to this decline, the Company has maintained a higher amount of cash than it has maintained historically to support its short-term borrowings. Approximately 21% of the Company's total borrowings are subject to mark-to-market adjustments and margin calls, and the Company continues to evaluate other financing alternatives to reduce short-term borrowings. At March 31, 2008, approximately 77% of the Company’s secured liabilities were not subject to margin calls. The Company’s unsecured liabilities had a weighted average maturity of 18.3 years (assumes the Company’s convertible senior notes are outstanding until their final maturity).

In the first quarter, the value of credit sensitive securities continued to fall regardless of actual credit performance. As a result, the value of the Company’s assets fell significantly and the Company’s lenders issued margin calls totaling $82,570 during 2007 and $91,698 from January 1, 2008 through May 14, 2008. The Company fully funded all margin calls issued.

Capital Markets Activity
Common and Preferred Stock Issuances
On April 4, 2008, the Company issued $70,125 of Series E Cumulative Convertible Redeemable Preferred Stock, resulting in net proceeds of $70,069. Dividends are payable on the convertible preferred stock at a 12% coupon and the purchaser has the right to convert the preferred stock into common stock at $7.49 per share (a 12% premium to the closing price of the Company's common stock on March 28, 2008, the pricing date). In conjunction with the Company’s issuance of the Series E Cumulative Convertible Redeemable Preferred Stock on April 4, 2008, the Company also issued 3,494,021 shares of Common Stock, resulting in net proceeds of $23,256.

During the first quarter of 2008, the Company issued an aggregate of 1,211,443 shares of Common Stock under its sales agency agreement and its Dividend Reinvestment and Stock Purchase Plan. Net proceeds to the Company were $7,775.

Credit Facilities:
On February 15, 2008, the Company renewed its $300,000 non-U.S. dollar denominated facility with Morgan Stanley Bank until February 7, 2009.

On March 7, 2008, the Company entered into a $60,000 credit facility with a subsidiary of BlackRock, Inc. BlackRock, Inc. is the parent of the Company’s manager, BlackRock Financial Management, Inc. The facility has a term of 364 days with two 364-day extension periods, subject to lender approval. The facility is collateralized by a pledge of the Company’s investment in Carbon Capital II, Inc. (“Carbon II”) and gives the lender the option to purchase the Carbon II investment at fair market value (as determined by the terms of the agreement) from the Company. Outstanding borrowings at March 31, 2008 under the facility totaled $52,500 and were repaid in full on April 8, 2008.

Richard Shea, President and Chief Operating Officer of the Company, stated, “We continued to enhance our capital and liquidity position by issuing over $100,000 of capital securities since year end, including the previously announced private placement of $93,500 of common and convertible preferred stock to DLJ Real Estate Capital Partners, Inc. The terms of this transaction evidences the Company's continued market access and provides opportunities for accretive investment.”

Mr. Shea also commented, “While we remain focused on liquidity and credit performance, our recent capital raises and the improved tone of the market provide the support to allow us to consider attractively priced investments in commercial real estate debt.  Credit performance remains reasonable though the current state of the financing markets create refinancing uncertainty for loans that mature in 2008.  The long-dated investments in our CMBS portfolio, especially the more recent investments face some uncertainty over a longer period of time and we are proactively reviewing our credit assumptions on a quarterly basis to reflect the latest credit information and making adjustments where necessary.”

First Quarter Financial Summary
•	Operating Earnings for the first quarters of 2008 and 2007 were $0.37 and $0.32 per share, respectively.

•
Prior to the adoption of FAS 159 on January 1, 2008, $35,137 of liability issuance costs had been capitalized and were being expensed over the term of the related liabilities. FAS 159 requires that issuance costs associated with liabilities recognized at fair value be included in the January 1, 2008 transition adjustment. As result, interest expense was reduced by $1,166, or $0.02 per share, in the first quarter of 2008, and stockholders’ equity decreased by $35,137, or $0.54 per share as of January 1, 2008.

•	In addition, a one-time adjustment related to commercial real estate loans and securities increased income by $1,327, or $0.02 per share, in the first quarter of 2008.

•
For the three months ended March 31, 2008, the Company recorded a net foreign currency loss of $(8,041) on the consolidated statement of operations and a net foreign currency gain of $9,117 in accumulated other comprehensive income (“OCI”) on the consolidated statement of financial condition, resulting in a net economic foreign currency gain of $1,103.

•	Weighted average cost of funds decreased to 6.1% for the first quarter of 2008 from 6.6% for the fourth quarter of 2007.

•	At March 31, 2008, the Company's exposure to a 50 basis point move in U.S. Libor is $0.04 per share annually.

Investment Activity
During the first quarter of 2008, the Company purchased a total of $53,515 of non-U.S. dollar denominated commercial real estate assets. Commercial real estate assets purchased consisted of $4,152 of subordinated commercial mortgage-backed securities (“CMBS”) and $49,363 of investment grade CMBS. During the first quarter of 2008, the Company sold $36,424 of multifamily agency securities, $22,876 of investment grade REIT debt, $11,976 of CMBS interest only securities and $8,582 of residential mortgage-backed securities (“RMBS”).

Commercial Real Estate Securities
The Company considers CMBS where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS ("Controlling Class CMBS"). The Company owns Controlling Class CMBS issued in 1998, 1999 and 2001 through 2007.

The Company did not acquire any additional Controlling Class CMBS trusts during the quarter ended March 31, 2008 (there were only three new issue transactions in the first quarter). At March 31, 2008, the Company owned 39 Controlling Class CMBS trusts with an aggregate underlying loan principal balance of $59,621,932. Delinquencies of 30 days or more on these loans as a percent of current loan balances were 0.62% at March 31, 2008, compared with 0.24% at March 31, 2007. While the absolute amount of delinquencies is still quite low, the Company increased the loss assumptions on its Controlling Class CMBS from 1.31% of outstanding collateral at December 31, 2007 to 1.44% at March 31, 2008. This increase is expected to decrease income for the second quarter of 2008 by approximately $2,000, or $0.03 per share.

During the three months ended March 31, 2008, one security in one of the Company’s Controlling Class CMBS was upgraded by at least one rating agency and five securities in one Controlling Class CMBS were downgraded. Additionally, at least one rating agency upgraded six of the Company’s non-Controlling Class commercial real estate securities and downgraded four.

Commercial Real Estate Loans
The Company recorded a provision for loan losses of $25,190 for the three months ended March 31, 2008. This provision relates to one loan with a principal balance of $25,000 and accrued interest of $190. The loan is in default and due to the reduction in value of the underlying collateral, the Company believes the collectibility of the loan is not probable. At March 31, 2008, all other commercial real estate loans owned directly by the Company are performing within underwritten expectations.

Also included in commercial real estate loans are the Company's investments in Carbon Capital, Inc. (“Carbon I”) and Carbon II (collectively with Carbon I, the “Carbon Capital Funds”), private commercial real estate income funds managed by the Company’s manager.  For the quarters ended March 31, 2008 and 2007, the Company recorded income from the Carbon Capital Funds of $2,009 and $3,986, respectively.  Carbon II increased its investment in U.S. commercial real estate loans by funding an additional investment of $636 during the first quarter of 2008. Paydowns in Carbon Capital Funds during the quarter totaled $41,487. As loans are repaid or sold, Carbon II has redeployed capital into acquisitions of additional loans for the portfolio. The Carbon I investment period has expired and no new portfolio additions are expected.

The Company's investments in the Carbon Capital Funds were as follows:

	March 31, 2008	December 31, 2007
Carbon I	$1,707	$1,636
Carbon II	97,796	97,762
	$99,503	$99,398

Three loans held in the Carbon Capital Funds are in various stages of resolution and the Carbon Capital Funds have established loan loss reserves as necessary. Subsequent to March 31, 2008, one additional loan in Carbon II was not repaid upon its contractual maturity. A modification and extension of this loan is being negotiated. All other commercial real estate loans held through the Company’s investments in the Carbon Capital Funds are performing within underwritten expectations.  All financial information utilized in this press release with respect to the Carbon Capital Funds was reported to the Company by the Carbon Capital Funds.

Commercial Real Estate

The Company has an investment in a commercial real estate development fund investing in India. At March 31, 2008, total capital committed was $11,000, of which $9,350 had been drawn. The entity conducts its operations in the local currency, Indian Rupees.

Summary of Commercial Real Estate Assets
A summary of the Company’s commercial real estate assets with estimated fair values in local currencies and U.S. dollars at March 31, 2008 is as follows:

	Commercial Real Estate Securities	Commercial Real Estate Loans (1)	Commercial Real Estate Equity	Commercial Mortgage Loan Pools	Total Commercial Real Estate Assets	Total Commercial Real Estate Assets (USD)
USD	$1,463,133	$420,674	-	$1,235,138	$3,118,945	$3,118,945
GBP	£29,545	£44,888	-	-	£74,433	147,935
EURO	€146,615	€352,439	-	-	€499,054	790,776
Canadian Dollars	C$87,794	C$6,254	-	-	C$94,048	91,660
Japanese Yen	¥4,132,728	-	-	-	¥4,132,728	41,520
Swiss Francs	-	CHF 23,962	-	-	CHF 23,962	24,227
Indian Rupees	-	-	Rs374,187	-	Rs347,187	9,350
Total USD Equivalent	$1,881,259	$1,098,666	$9,350	$1,235,138	$4,224,413	$4,224,413

(1) Includes the Company’s investments of $99,503 in the Carbon Capital Funds at March 31, 2008.

For the three months ended March 31, 2008, the Company’s non-U.S dollar denominated commercial real estate assets generated $23,990, or 26%, of total income.

The Company has foreign currency exposure related to its non-U.S. dollar denominated net assets. The Company’s primary currency exposures are to the Euro, British Pound Sterling and Canadian Dollars. Changes in currency rates can adversely impact the estimated fair value and earnings of the Company’s non-U.S. holdings. The Company mitigates this impact by utilizing local currency-denominated financing for its non-U.S. investments and foreign currency forward commitments and currency swaps to hedge its net foreign currency exposure. For the three months ended March 31, 2008, the Company recorded a net foreign currency loss of $(8,041) on the consolidated statement of operations and a net foreign currency gain of $9,117 in accumulated other OCI on the consolidated statement of financial condition, resulting in a net economic foreign currency gain of $1,103.

Reconciliation of Operating Earnings to Diluted Net Income Available to Common Stockholders Per Share (Table 1)
The table below reconciles diluted Operating Earnings per common share with diluted net income available to common stockholders per common share:

	Three Months Ended
	March 31,
	2008	2007
Operating earnings per common share	$0.37	$0.32
Net realized and unrealized gain	1.02	0.12
Incentive fee attributable to other gains	(0.14)	(0.03)
Net foreign currency gain and hedge ineffectiveness	(0.11)	0.02
Provision for loan loss and loss on impairment of assets	(0.35)	(0.02)
Diluted net income available to common stockholders per common share	$0.79	$0.41

The Company considers its Operating Earnings to be net income after operating expenses and preferred dividends but before realized and unrealized gains (loss), incentive fees attributable to other income (loss), net foreign currency gain (loss), hedge ineffectiveness, provisions for loan losses and loss on impairment of assets. The Company believes Operating Earnings to be an effective indicator of the Company’s profitability and financial performance over time. Operating Earnings can and will fluctuate based on changes in asset levels, funding rates, available reinvestment rates and expected losses on credit sensitive positions.

This release, including the reconciliation of Operating Earnings per common share with diluted net income available to common stockholders per share, is also available on the News section of the Company’s website at www.anthracitecapital.com.

Earnings Conference Call
The Company will host a conference call on May 15, 2008 at 9:00 a.m. (Eastern Time). The conference call will be available live via telephone. Members of the public who are interested in participating in Anthracite’s first quarter earnings teleconference should dial, from the U.S., (800) 374-0176, or from outside the U.S., (706) 679-4634, shortly before 9:00 a.m. (Eastern Time) and reference the Anthracite Teleconference Call (number 46958036). Please note that the teleconference call will be available for replay beginning at 1:00 p.m. (Eastern Time) on Thursday, May 15, 2008, and ending at midnight (Eastern Time) on Thursday, May 22, 2008. To access the replay, callers from the U.S. should dial (800) 642-1687 and callers from outside the U.S. should dial (706) 645-9291 and enter conference identification number 46958036.

About Anthracite
Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. (“BlackRock”) (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $1.364 trillion in global assets under management at March 31, 2008. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors.

Forward-Looking Statements
This release, and other statements that Anthracite may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to Anthracite’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite’s SEC reports and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite’s assets; (3) the relative and absolute investment performance and operations of BlackRock Financial Management, Inc., Anthracite’s manager (the “Manager”); (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite or the Manager; (8) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and Anthracite; (9) the ability of the Manager to attract and retain highly talented professionals; (10) fluctuations in foreign currency exchange rates; and (11) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite’s Annual Report on Form 10-K for the year ended December 31, 2007 and Anthracite’s subsequent filings with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company’s website is not a part of this release.

Anthracite Capital, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollar amounts in thousands)

	March 31, 2008		December 31, 2007

ASSETS
Cash and cash equivalents		$65,649		$91,547
Restricted cash equivalents		20,742		32,105
RMBS		1,009		10,183
Commercial mortgage loan pools	$1,235,138		$1,240,793
Commercial real estate securities	1,881,259		2,274,151
Commercial real estate loans, (net of loan loss reserve of $25,000 in 2008)	1,098,666		1,082,785
Commercial real estate	9,350		9,350
Total commercial real estate		4,224,413		4,607,079
Derivative instruments, at fair value		422,646		404,910
Other assets		70,274		101,886
Total Assets		$4,804,733		$5,247,710

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Short-term borrowings:
Secured by pledge of RMBS	$-		$8,958
Secured by pledge of commercial real estate securities	474,894		492,159
Secured by pledge of commercial mortgage loan pools	4,758		6,128
Secured by pledge of commercial real estate loans	236,990		244,476
Total short-term borrowings		$716,642		$751,721
Long-term borrowings:
Collateralized debt obligations	1,216,289		1,823,328
Secured by pledge of commercial mortgage loan pools	1,213,143		1,219,094
Senior unsecured notes	80,864		162,500
Junior unsecured notes	34,122		73,103
Junior subordinated notes to subsidiary trust issuing preferred securities	68,986		180,477
Convertible senior notes	67,696		80,000
Total long-term borrowings		2,681,100		3,538,502
Total borrowings		3,397,742		4,290,223
Payable for investments purchased		-		4,693
Distributions payable		21,522		21,064
Derivative instruments, at fair value		502,349		442,114
Other liabilities		34,786		38,245
Total Liabilities		3,956,399		4,796,339

Stockholders' Equity:
Preferred Stock, 100,000,000 shares authorized;
9.375% Series C Preferred Stock, liquidation preference $57,500		55,435		55,435
8.25% Series D Preferred Stock, liquidation preference $86,250		83,259		83,259
Common Stock, par value $0.001 per share; 400,000,000 shares authorized;
64,791,761 shares issued and outstanding in 2008; and		65		63
63,263,998 shares issued and outstanding in 2007
Additional paid-in capital		700,960		691,071
Retained earnings (distributions in excess of earnings)		9,134		(122,738)
Accumulated other comprehensive income (loss)		(519)		(255,719)
Total Stockholders’ Equity		848,334		451,371
Total Liabilities and Stockholders' Equity		$4,804,733		$5,247,710

Anthracite Capital, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2008	2007
Operating Portfolio
Income:
Commercial real estate securities	$52,209	$45,881
Commercial mortgage loan pools	12,865	13,132
Commercial real estate loans	25,741	15,152
Commercial real estate	-	5,970
RMBS	60	2,299
Cash and cash equivalents	1,064	924
Total Income	91,939	83,358

Expenses:
Interest expense:
Short-term borrowings	10,617	12,179
Collateralized debt obligations	25,921	26,671
Commercial mortgage loan pools	12,207	12,471
Senior unsecured notes	3,058	1,347
Convertible senior notes	2,313	-
Junior unsecured notes	1,328	-
Junior subordinated notes	3,267	3,280
General and administrative expense	1,815	1,305
Management fee	3,275	3,520
Incentive fee	629	942
Incentive fee - stock based	399	709
Total Expenses	64,829	62,424
Income from the Operating Portfolio	27,110	20,934

Other income (loss):
Net realized and unrealized gain (loss)	72,974	6,733
Incentive fee attributable to other gains	(9,916)	(1,782)
Provision for loan loss	(25,190)	-
Foreign currency gain (loss)	(8,041)	1,484
Hedge ineffectiveness	(79)	109
Loss on impairment of assets	-	(1,198)
Total other income (loss)	29,748	5,346

Net Income	56,858	26,280
Dividends on preferred stock	(3,127)	(2,277)
Net Income available to Common Stockholders	$53,731	$24,003

Operating Earnings:
Income from the Operating Portfolio	$27,110	$20,934
Dividends on preferred stock	(3,127)	(2,277)
Net Operating Earnings	$23,983	$18,657

Operating Earnings available to Common Stockholders per share:
Basic	$0.38	$0.32
Diluted	$0.37	$0.32

Net Income available to Common Stockholders per share:
Basic	$0.85	$0.41
Diluted	$0.79	$0.41

Weighted average number of shares outstanding:
Basic	63,417,576	57,853,694
Diluted	71,136,517	58,139,455

Dividend declared per share of Common Stock	$0.30	$0.29